UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2007

TRANSNATIONAL AUTOMOTIVE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-33149	76-0603927
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

21800 Burbank Blvd., Suite #200
Woodland Hills, CA 91367
(Address of principal executive offices) (Zip Code)

(818) 961-2727
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

     Between January 17, 2007 and July 3, 2007, Transnational Automotive Group, Inc. (the “Company”) entered into Subscription Agreements (the “Subscription Agreements”) with various accredited investors (the “Investors”) for the sale of investment units (the “Units”), with each Unit consisting of (i) one share of the Company’s common stock, par value $.001 per share (the “Common Stock”) at $0.50 per share and (ii) a warrant to purchase one share of Common Stock at $1.50 per share. The warrants do not offer a “cashless exercise” provision. The Company offered the Units to accredited investors as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. The proceeds from the offering will be used by the Company for capital expenditures to expand its fleet of buses used in operations as well as for general working capital requirements. In connection with the sale of investment Units, the Company agreed to pay various placement agents a fee equivalent to 5% of the gross proceeds received from the sale of the Units underlying the Subscription Agreements.

     Through July 3, 2007, the Investors purchased an aggregate of $3,245,000 in Units representing 6,490,000 shares of common stock at a price of $0.50 per share, and warrants to purchase an additional 6,490,000 shares of common stock at $1.50 per share. The warrants have a term of five years from the date of each underlying Subscription Agreement. The Company has agreed to pay the placement agents the equivalent of $162,250 of commissions (or 5% of the proceeds received from the sale of the Units) as compensation for their services.

Item 3.02	Unregistered Sales of Equity Securities

     The issuance of the common shares and the warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, because the shares and the warrants were only offered to accredited investors. The issuance did not involve any public offering and the Company made no solicitation in connection with the Offering other than communications with the Purchasers. The Investors have represented that they are accredited investors and that the Investors’ intention is to acquire the securities for investment only and not with a view to distribution.

     The shares of Common Stock and the shares of Common Stock underlying the Warrants are restricted securities that have not been registered under the Act and may not be offered or sold in the absence of registration or applicable exemption from registration requirements, and the certificates representing the securities bear legends to that effect.

     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

10.1	Form of Subscription Agreement by and between Transnational Automotive Group, Inc. and the Investors named therein dated as of January 17, 2007.

10.2	Form of Warrant Agreement by and between Transnational Automotive Group, Inc. and the Investors named therein, dated as of January 17, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Transnational Automotive Group, Inc.

Date: July 3, 2007	By:	/s/ Seid Sadat
Seid Sadat
Chief Financial Officer